Execution Version

AMENDMENT NO. 12 TO CREDIT AGREEMENT

AMENDMENT NO. 12 (this “Amendment”), dated as of April 30, 2024 to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks and other lending institutions party thereto (the “Existing Banks”), and State Street Bank and Trust Company, as Agent (in such capacity the “Agent”), as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1 to Credit Agreement, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2 to Credit Agreement, dated as of September 21, 2017, Amendment No. 3 to Credit Agreement, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4 to Credit Agreement, dated as of September 19, 2019, Amendment No. 5 to Credit Agreement, dated as of October 18, 2019, and Amendment No. 6 to Credit Agreement and Consent No. 3, dated as of August 27, 2020, Amendment No. 7 to Credit Agreement, dated as of October 16, 2020, Consent No. 4, dated as of March 30, 2021, Amendment No. 8, dated as of October 15, 2021, Consent No. 5, dated as of July 1, 2022, Amendment No. 9, dated as of October 14, 2022, Amendment No. 10, dated as of May 2, 2023, and Amendment No. 11 and Consent No. 6, dated as of December 7, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).

Recitals

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       For purposes of this Amendment (i) “Existing Fund” means each Fund which appears on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date (defined below), (ii) “Continuing Fund” means each Existing Fund which appears on Schedule 2 to this Amendment, (iii) “New Fund” means each Series which does not appear on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date and which does appear on Schedule 2 to this Amendment, (iv) “Existing Borrower” means each Borrower immediately prior to the Amendment Effective Date, (v) “Continuing Borrower” means an Existing Borrower that will be a Borrower on the Amendment Effective Date, (vi) “New Borrower” means a Series Borrower acting on behalf of and for the account of a New Fund, and (vii) “Amendment Borrowers” means each Continuing Borrower and each New Borrower.

III.       The Amendment Borrowers desire to add each New Fund as a “Fund” for all purposes of the Loan Documents.

V.       The Amendment Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Each New Fund is hereby added as a “Fund” for all purposes of the Loan Documents.

2.                  For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

3.                  The Existing Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

4.                  Schedule 1 of the Existing Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto. Schedule 2 of the Existing Credit Agreement is hereby amended and restated in the form of Schedule 2 hereto.

5.                  Paragraphs 1 through 4 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Amendment Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Amendment Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Amendment Borrower’s Managing Body approving this

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Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) (x) in the case of each Existing Borrower certifying that such Existing Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since December 7, 2023 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification and (y) in the case of each New Borrower, attaching a true, complete and correct copy of such New Borrower’s Charter Documents, Offering Document and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in its Offering Document, most recent investment management agreements, annual and semiannual reports, Pricing Procedures, and Custody Agreement;

(c)                the Agent shall have received a new Federal Reserve Form U-1 for each Bank with respect to each Amendment Borrower, in all respects satisfactory to the Agent;

(d)               the Agent shall have received for the account of each Bank an upfront fee in an amount equal to $48,527.47 per Bank;

(e)                receipt by the Agent of all information reasonably requested by any Bank related to compliance by the Amendment Borrowers with applicable rules and regulations, including without limitation, Rule 18f-4 under the Investment Company Act;

(f)                 the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)               the Agent shall have received all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

6.                  Each Amendment Borrower ~~(a)~~(a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that ~~(i)~~(i) it has no defense to any such obligation, and ~~(ii)~~(ii) it shall not exercise any setoff or offset to any such obligation, and ~~(b)~~(b)~~(1)~~(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and ~~(2)~~(2) the representations and warranties by such Amendment Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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7.                  In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

8.                  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept electronic signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

9.                  A copy of the Agreement and Declaration of Trust of each Fund, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment and the Amended Loan Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Amendment and the Amended Loan Agreement are several and not joint and are binding only on the assets or property of each Fund with respect to its obligations. In the case of each Fund, the execution and delivery of this Amendment on its behalf has been authorized by its trustees, and this Amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

10.              SECTIONS 9.07 AND 9.08 of the Amended Credit Agreement are hereby incorporated by reference into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON
SCHEDULE 2 HERETO

By: /s/ Stephen J. Tate
Name: Stephen J. Tate
Title: Vice President and Chief Legal Officer

Putnam Funds and Putnam ETFs Amendment No. 12 Signature Page

STATE STREET BANK AND TRUST
COMPANY, as Agent and as a Bank

By: /s/ Christopher Ducar
Name: Christopher Ducar
Title: Vice President

Putnam Funds and Putnam ETFs Amendment No. 12 Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Thomas Sztaba
Name: Thomas Sztaba
Title: Executive Director

Putnam Funds and Putnam ETFs Amendment No. 12 Signature Page

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages

BORROWERS: Address for Notices: Putnam Investments 100 Federal Street Boston, MA 02110 Attn: Stephen J. Tate Vice President and Chief Legal Officer Tel: (617) 760-1648

BANKS:

STATE STREET BANK AND TRUST COMPANY

Lending Office and Office for Notices to the Agent for Borrowings and Payments:

State Street Bank and Trust Company

Loan Servicing Unit

M/S OCB2302

One Congress Street

Boston, MA 02114

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Office for all Other Notices:

State Street Bank and Trust Company

Fund Finance

M/S OCB2302

One Congress Street

Boston, MA 02114

Attn: Christopher Ducar, Vice President

Tel: (617) 662-8630

Email: cmducar@statestreet.com

	COMMITMENT AMOUNT $160,000,000	COMMITMENT PERCENTAGE 50.0%
JPMORGAN CHASE BANK, N.A. Office for all Notices: JPMorgan Chase Bank, N.A. 383 Madison Avenue New York, NY 10017 Attn: Thomas Sztaba Tel: (212) 270-4225 thomas.x.sztaba@jpmorgan.com	COMMITMENT AMOUNT $160,000,000	COMMITMENT PERCENTAGE 50.0%

SCHEDULE 2

List of Companies, Funds, Limited Borrowers, and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
	Putnam Multi-Asset Income Fund	August 31
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Large Cap Value Fund	Putnam Large Cap Value Fund	October 31

Company	Fund	Fiscal Year End Date
Putnam Funds Trust	Putnam Short Duration Bond Fund	October 31
	Putnam Core Bond Fund	October 31
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Floating Rate Income Fund	February 28
	Putnam Focused Equity Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Core Equity Fund	April 30
	Putnam Ultra Short MAC Series	July 31
	Putnam Ultra Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
Putnam Focused International Equity Fund	Putnam Focused International Equity Fund	October 31
Putnam Global Health Care Fund	Putnam Global Health Care Fund	August 31
Putnam Global Income Trust	Putnam Global Income Trust	October 31
Putnam High Yield Fund	Putnam High Yield Fund	November 30
Putnam Income Fund	Putnam Income Fund	October 31
Putnam International Equity Fund	Putnam International Equity Fund	June 30

Company	Fund	Fiscal Year End Date
Putnam Investment Funds	Putnam Government Money Market Fund	September 30
	Putnam Large Cap Growth Fund	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam Sustainable Future Fund	April 30
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30

Company	Fund	Fiscal Year End Date
Putnam Tax-Free Income Trust	Putnam Strategic Intermediate Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund	September 30

Company	Fund	Fiscal Year End Date
Putnam Variable Trust	Putnam VT Mortgage Securities Fund	December 31
	Putnam VT Small Cap Growth Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Large Cap Growth Fund	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Focused International Equity Fund	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Large Cap Value Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT Emerging Markets Equity Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Core Equity Fund	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Sustainable Leaders Fund	December 31
	Putnam VT Sustainable Future Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31
Putnam ETF Trust	Putnam Emerging Markets ex-China ETF	April 30
	Putnam ESG Core Bond ETF	April 30
	Putnam ESG High Yield ETF	April 30
	Putnam ESG Ultra Short ETF	April 30
	Putnam Focused Large Cap Growth ETF	August 31
	Putnam Focused Large Cap Value ETF	August 31
	Putnam PanAgora ESG Emerging Markets Equity ETF[1]	April 30
	Putnam PanAgora ESG International Equity ETF[2]	April 30
	Putnam Sustainable Future ETF	August 31
	Putnam Sustainable Leaders ETF	August 31
	Putnam BDC Income ETF	August 31
	Putnam BioRevolution ETF	August 31

_______________________________

1        The Borrower consisting of this Fund is a Limited Borrower.

2        The Borrower consisting of this Fund is a Limited Borrower.